    As filed with the Securities and Exchange Commission on September 29, 1997
                                                         Registration No. 333-
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    -----------

                                     FORM S-3
                              Registration Statement
                                       under
                            THE SECURITIES ACT OF 1933

                                    -----------

                             MERRILL LYNCH & CO., INC.
              (Exact name of registrant as specified in its charter)
             DELAWARE                                  13-2740599
   (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)

                              World Financial Center
                                    North Tower
                           New York, New York 10281-1334
                                  (212) 449-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                    -----------

                               MARK B. GOLDFUS, ESQ.
                             Associate General Counsel
                             Merrill Lynch & Co., Inc.
                              World Financial Center
                                    North Tower
                           New York, New York 10281-1334
                                  (212) 449-2827
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of this Registration Statement, in connection with resales of common stock described herein.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ] If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ________________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                               CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
Title of securities              Amount to      Proposed maximum offering     Proposed maximum aggregate          Amount of
 to be registered              be registered        price per share                 offering price           registration fee(2)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$1.33-1/3 per share,
(including Preferred Stock
Purchase Rights)(1)..........4,600,000 shares           $71.3125                     $328,037,500                $99,405.30
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock; value attributable to such Rights, if any, is reflected in the market price of the Common Stock.
(2)  Calculated in accordance with Rule 457(c).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

PROSPECTUS




                                 4,600,000 Shares

                             MERRILL LYNCH & CO., INC.

                                   Common Stock

                                   _____________

This Prospectus relates to the resale of up to 4,600,000 per shares (the "Shares") of Common Stock, par value $1.33-1/3 per share ("Common Stock"), of Merrill Lynch & Co., Inc. (the "Company"), by the former owners of Hotchkis and Wiley L.P. ("Selling Shareholders") which are to be issued under the terms of the purchase agreement dated June 19, 1996 (the "Purchase Agreement") pursuant to which Merrill Lynch acquired Hotchkis and Wiley in November 1996. See "Selling Shareholders", "Plan of Distribution", and "Use of Proceeds".

The Shares will not be offered through an underwriter. The Selling Shareholders have advised the Company that they intend to sell their Shares by means of ordinary broker's transactions or block trades on the New York Stock Exchange or any other exchange on which the Common Stock of the Company is listed from time to time, in the over-the-counter market or in private sales, at market prices prevailing at the time of such sales or negotiated prices and that selling brokers will be paid usual and customary commissions.
 All expenses relating to the registration and listing of the Shares are being borne by the Company, but the brokerage commissions and other expenses of sale incurred by a Selling Shareholder will be borne by such Selling Shareholder.

                                   _____________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   _____________


No person is authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                                   _____________









                The date of this Prospectus is September   , 1997.

                                 TABLE OF CONTENTS
                                                                      Page
    Available Information...........................................    2
    Incorporation of Certain Documents by Reference.................    2
    Merrill Lynch & Co., Inc. ......................................    3
    Use of Proceeds.................................................    3
    Selling Shareholders............................................    4
    Plan of Distribution............................................    5
    Description of Common Stock.....................................    5
    Experts.........................................................    5

                               AVAILABLE INFORMATION

    The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the
Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2551 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements, and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, the American Stock Exchange, the Chicago Stock Exchange, and the Pacific Stock Exchange. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-K for the year ended December 27, 1996, Quarterly Reports on Form 10-Q for the quarters ended March 28, 1997 and June 27, 1997, and Current Reports on Form 8-K dated January 13, 1997, January 27, 1997, February 25, 1997, March 14, 1997, April 15, 1997, May 2,
1997, May 30, 1997, June 3, 1997, July 16, 1997, July 30, 1997, August 1,
1997, September 24, 1997, and September 29, 1997, filed pursuant to
Section 13 of the Exchange Act, are incorporated by reference herein.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the securities registered hereunder shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

    The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person (without exhibits other than exhibits specifically incorporated by reference) of any or all of the documents incorporated by reference in this Prospectus. Requests for such copies may be directed to Lawrence M. Egan, Jr., Assistant Secretary, Merrill Lynch & Co., Inc., 100 Church Street, 12th Floor, New York, New York 10080-6512 (telephone number: (212) 602-8435).

                             MERRILL LYNCH & CO., INC.

    Merrill Lynch & Co., Inc. is a holding company that, through its subsidiaries and affiliates, provides investment, financing, insurance, and related services on a global basis. Its principal subsidiary, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), one of the largest securities firms in the world, is a leading broker in securities, options contracts and commodity and financial futures contracts; a leading dealer in options and in corporate and municipal securities; a leading investment banking firm that provides advice to, and raises capital for, its clients; and an underwriter of selected insurance products. Other subsidiaries provide financial services on a global basis similar to those of MLPF&S and are engaged in such other activities as international banking, lending, and providing other investment and financing services. Merrill Lynch International Incorporated, through subsidiaries and affiliates, provides investment, financing, and related services outside the United States and Canada. Merrill Lynch Asset Management, LP and Fund Asset Management, LP together constitute one of the largest mutual fund managers in the world and provide investment advisory services. Merrill Lynch Government Securities Inc. is a primary dealer in obligations issued or guaranteed by the U.S. Government and its agencies. Merrill Lynch Capital Services, Inc., Merrill Lynch Derivative Products AG, and Merrill Lynch International are the Company's primary derivative product dealers and enter into interest rate and currency swaps and other derivative transactions as intermediaries and as principals. The Company's insurance underwriting operations consist of the underwriting of life insurance and annuity products. Banking, trust, and mortgage lending operations conducted through subsidiaries of the Company include issuing certificates of deposit, offering money market deposit accounts, making secured loans, and providing foreign exchange trading facilities and other related services.

    The principal executive office of the Company is located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281; its telephone number is (212) 449-1000.

                                  USE OF PROCEEDS

    The net proceeds to the Selling Shareholders from the sale of the Shares will be the proceeds of sale less any brokerage commissions paid by the Selling Shareholders. The Company will receive no part of the proceeds from the sale of the Shares offered hereby.

                              SELLING SHAREHOLDERS

    All of the Selling Shareholders are former equity owners of Hotchkis and Wiley L.P. or related parties. Pursuant to the Purchase Agreement, and subject to the terms and conditions set forth therein, the Selling Shareholders will receive Shares in annual installments, with the first installment payable on November 12, 1997 and the final installment payable on November 12, 1999, in the case of Messrs. Hotchkis and Wiley, and on November 12, 2003, in the case of Ms. Bardin and Messrs. Baxter, Davis and DeBard.
The exact number of shares payable to each Selling Shareholder will be determined at the time of payment based upon a formula contained in the Purchase Agreement.

    The table below sets forth, for each of the Selling Shareholders, the Selling Shareholder's affiliation with the Company and the aggregate number of shares of Common Stock owned by each Selling Shareholder prior to the offering made hereby:

------------------------------------------------------------------------------
                                                      Number of shares of
  Selling                                         Common Stock beneficially
Shareholder         Affiliation with Company   owned prior to this offering(1)
------------------------------------------------------------------------------
George Wiley (2)    Special Assistant to the
                       Company's Capital
                    Management Group ("CMG")                    0

John F. Hotchkis    Chairman of the Hotchkis
                   and Wiley Division of CMG                  710

Gail Bardin         Managing Director - CMG                   236

Michael F. Baxter   Managing Director - CMG                   286

George Davis        Managing Director - CMG                   236

Roger DeBard        Managing Director - CMG                   315
------------------------------------------------------------------------------

    The number of Shares to be received by each Selling Shareholder pursuant to the Purchase Agreement and the maximum number of Shares that may be sold by each Selling Shareholder pursuant to this Prospectus are not currently determinable, but the aggregate number of Shares sold pursuant to this Prospectus will not exceed 4,600,000. Assuming all such Shares are sold pursuant to this Prospectus, the amount of Common Stock beneficially owned by the Selling Shareholders as of September 1, 1997, which represents in each case less than 1% of the outstanding Common Stock, will be unaffected. There can be no assurance, however, that the Selling Shareholders will sell all or any portion of the Shares that may be offered hereunder.






(1)   As of  September 1, 1997.

(2) Reference to, and information concerning, George Wiley includes the following related parties: George Wiley Inc., a California corporation, and Marilyn M. Wiley, his spouse, as trustee for various testamentary trusts.

                             PLAN OF DISTRIBUTION

  The Shares will not be offered through an underwriter. The Selling Shareholders have advised the Company that they intend to sell their Shares by means of ordinary broker's transactions or block trades on the New York Stock Exchange or any other exchange on which the Common Stock is listed from time to time, in the over-the-counter market or in private sales, at market prices prevailing at the time of such sales or negotiated prices and that selling brokers will be paid usual and customary commissions. All expenses relating to the registration and listing of the Shares are being borne by the Company, but the brokerage commissions and other expenses of sale incurred by a Selling Shareholder will be borne by such Selling Shareholder.

                            DESCRIPTION OF COMMON STOCK

  The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share, issuable in series ("Preferred Stock"). The holders of shares of Common Stock are entitled to one vote for each share held and each share of Common Stock is entitled to participate equally in dividends out of funds legally available therefor, as and when declared by the Board of Directors, and in the distribution of assets in the event of liquidation. The shares of Common Stock have no preemptive or conversion rights, redemption provisions or sinking fund provisions. The outstanding shares of Common Stock are, and the Shares offered hereby will be, duly and validly issued, fully paid and nonassessable. Each share is eligible to participate under the Rights Agreement referenced below and, to the extent specified therein, to purchase certain securities upon the occurrence of certain events specified in the Rights Agreement.

  The Board of Directors of the Company, without further action by stockholders, has the authority, to issue shares of Preferred Stock from time to time in one or more series and to fix the powers (including voting power), designations, preferences as to dividends and liquidation, and relative, participating, optional, or other special rights and the qualifications, limitations, or restrictions thereof. As of June 27, 1997, there were 17,000,000 Depositary Shares issued, each representing a one four-hundredth interest in a share of the Company's 9% Cumulative Preferred Stock, Series A (the "9% Preferred Stock"). The 9% Preferred Stock is a single series consisting of 42,500 shares with an aggregate liquidation preference of $425,000,000. As of June 27, 1997, there were 42,500 shares of 9% Preferred Stock outstanding. From time to time, MLPF&S may occasionally acquire a temporary position in the Depositary Shares. As of June 27, 1997, the Depositary Shares held by MLPF&S for the purpose of resale was not material. The 9% Preferred Stock has dividend and liquidation preference over the Common Stock and over the Series A Junior Preferred Stock issuable pursuant to a Rights Agreement dated as of December 16, 1987 between ML & Co. and The Chase Manhattan Bank (successor by merger to Manufacturers Hanover Trust Company).

                                      EXPERTS

  The consolidated financial statements and related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's 1996 Annual Report on Form 10-K, and incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference herein. The Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" for each of the five years in the period ended December 27, 1996 included in the 1996 Annual Report to Stockholders of the Company, and incorporated by reference herein, have been derived from consolidated financial statements audited by Deloitte & Touche LLP, as set forth in their reports incorporated by reference herein. Such consolidated financial statements and related financial statement schedules, and such Selected Financial Data incorporated by reference in this Prospectus and the Registration Statement of which this Prospectus is a part, have been incorporated herein by reference in reliance upon such reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

  With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Securities Act") for any such report on unaudited interim financial information because any such report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                                     PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS




Item 14.  Other Expenses of Issuance and Distribution.

  The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered, all of which are payable by the Company. All the amounts shown are estimates, except the registration fee.

           Registration fee                             $99,405
           Fees and expenses of accountants               3,000
           Fees and expenses of counsel                   2,500
           Printing expenses                              1,000
           Miscellaneous                                  3,000
                                                       --------
                    Total                              $108,905
                                                       --------
                                                       --------

Item 15.  Indemnification of Directors and Officers.

  Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Article XIII, Section 2 of the Restated Certificate of Incorporation of the Company provides in effect that, subject to certain limited exceptions, the Company shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware. The directors and officers of the Company are insured under policies of insurance maintained by the Company, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Company has entered into contracts with all of its directors providing for indemnification of such persons by the Company to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

      4(a)    Restated Certificate of Incorporation of the Company, as amended
              April 24, 1987 (incorporated by reference to Exhibit 3(i) to the
              Company's Annual Report on Form 10-K for the fiscal year ended
              December 25, 1992 ("1992 10-K") (File No. 1-7182)).
      4(b)    Certificate of Amendment, dated April 29, 1993, of the
              Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on
              Form 10-Q for the quarter ended March 26, 1993 (File No. 1-7182)).
      4(c)    By-Laws of the Company, effective as of April 15, 1997
              (incorporated by reference to Exhibit 3(ii) to the Company's
              Quarterly Report on Form 10-Q for the quarter ended March 28, 1997
              (File No. 1-7182)).
      4(d)    Form of Rights Agreement, dated as of December 16, 1987, between the Company and The Chase Manhattan Bank (successor by merger to
              Manufacturers Hanover Trust Company) (incorporated by reference to Exhibit 3(iv) to the 1992 10-K).
      4(e)    Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and
              limitations relating to the Company's 9% Cumulative Preferred
              Stock, Series A (incorporated by reference to Exhibit 4(iii) to the Company's Quarterly Report on Form 10-Q for the quarter ended
              September 30, 1994 (File No. 1-7182)).
      4(f)    Certificate of Designation of the Company establishing the rights, preferences, privileges, qualifications, restrictions and
              limitations relating to the Company's Series A Junior Preferred
              Stock (incorporated by reference to Exhibit 3(f) to the Company's
              Registration Statement on Form S-3 (File No. 33-19975)).
    + 5       Opinion of Counsel.
    +15       Letter re: unaudited interim financial information.
    +23(a)    Consent of Counsel (included as part of Exhibit 5).
    +23(b)    Consent of Deloitte & Touche LLP.
     24       Power of Attorney (included on Page II-4).

    + Filed herewith.

Item 17.  Undertakings.

  The undersigned registrant hereby undertakes:

  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 29th day of September, 1997.



                                             MERRILL LYNCH & CO., INC.



                                             By: /s/ David H. Komansky
                                               -------------------------------
                                                      David H. Komansky
                                                   (Chairman of the Board,
                                                    Chief Executive Officer
                                                    and Director)

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Komansky, Joseph T. Willett and Stephen L. Hammerman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 29th day of September, 1997.

               Signature                                 Title
               ---------                                 -----


        /s/ David H. Komansky                Chairman of the Board, Chief
------------------------------------        Executive Officer and Director
        (David H. Komansky)



     /s/ Herbert M. Allison, Jr.              President, Chief Operating
-----------------------------------              Officer and Director
      (Herbert M. Allison, Jr.)



       /s/ Joseph T. Willett                    Senior Vice President
----------------------------------       Chief Financial Officer (Principal
        (Joseph T. Willett)                       Financial Officer)



     /s/ Michael J. Castellano          Senior Vice President and Controller
---------------------------------            (Principal Accounting Officer)
      (Michael J. Castellano)

            Signature                             Title
            ---------                             -----


    /s/ William O. Bourke
---------------------------------                Director
     (William O. Bourke)



       /s/ W.H. Clark
---------------------------------                Director
        (W.H. Clark)



     /s/ Jill K. Conway
---------------------------------                Director
      (Jill K. Conway)



  /s/ Stephen L. Hammerman
---------------------------------                Director
   (Stephen L. Hammerman)



  /s/ Earle H. Harbison, Jr.
---------------------------------                Director
   (Earle H. Harbison, Jr.)



     /s/ George B. Harvey
---------------------------------                Director
      (George B. Harvey)



    /s/ William R. Hoover
---------------------------------                Director
     (William R. Hoover)



    /s/ Robert P. Luciano
---------------------------------                Director
     (Robert P. Luciano)



   /s/ David K. Newbigging
---------------------------------                Director
     (David K. Newbigging)



     /s/ Aulana L. Peters
---------------------------------                Director
      (Aulana L. Peters)



    /s/ John J. Phelan, Jr.
---------------------------------                Director
     (John J. Phelan, Jr.)



     /s/ John L. Steffens
---------------------------------                Director
       (John L. Steffens)



     /s/ William L. Weiss
---------------------------------                Director
      (William L. Weiss)

                               Exhibit Index


Exhibit No.   Description                                                Page

   4(a)       Restated Certificate of Incorporation of the Company,
              as amended April 24, 1987 (incorporated by reference to
              Exhibit 3(i) to the Company's Annual Report on Form 10-K
              for the fiscal year ended December 25, 1992 ("1992 10-K")
              (File No. 1-7182)).
   4(b)       Certificate of Amendment, dated April 29, 1993, of the
              Certificate of Incorporation of the Company (incorporated
              by reference to Exhibit 3(i) to the Company's Quarterly
              Report on Form 10-Q for the quarter ended March 26, 1993
              (File No. 1-7182)).
   4(c)       By-Laws of the Company, effective as of April 15, 1997
              (incorporated by reference to Exhibit 3(ii) to the
              Company's Quarterly Report on Form 10-Q for the quarter
              ended March 28, 1997 (File No. 1-7182)).
   4(d)       Form of Rights Agreement, dated as of December 16, 1987,
              between the Company and The Chase Manhattan Bank
              (successor by merger to Manufacturers Hanover Trust
              Company) (incorporated by reference to Exhibit 3(iv)
              to the 1992 10-K).
   4(e)       Certificate of Designation of the Company establishing
              the rights, preferences, privileges, qualifications,
              restrictions and limitations relating to the Company's
              9% Cumulative Preferred Stock, Series A (incorporated by
              reference to Exhibit 4(iii) to the Company's Quarterly
              Report on Form 10-Q for the quarter ended September 30,
              1994 (File No. 1-7182)).
   4(f)       Certificate of Designation of the Company establishing
              the rights, preferences, privileges, qualifications,
              restrictions and limitations relating to the Company's
              Series A Junior Preferred Stock (incorporated by reference to Exhibit 3(f) to the Company's Registration Statement
              on Form S-3 (File No. 33-19975)).
 + 5          Opinion of Counsel.
 +15          Letter re: unaudited interim financial information.
 +23(a)       Consent of Counsel (included as part of Exhibit 5).
 +23(b)       Consent of Deloitte & Touche LLP.
  24          Power of Attorney (included on Page II-4).


 + Filed herewith.